            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 30, 2009 with respect to the consolidated financial statements of John Hancock Life Insurance Company and our report dated March 31, 2009 with respect to the financial statements of John Hancock Variable Annuity Account H, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 10 in the Registration Statement (Form N-4 No. 333-84783) and related Prospectus of John Hancock Variable Annuity Account H.

Boston, Massachusetts
April 30, 2009